EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Terex Corporation of our report dated February 7, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Terex Corporation's Annual Report on Form 10-K for the year ended December 31, 2024.

/s/KPMG LLP
Boston, Massachusetts
January 30, 2026